As filed with the Securities and Exchange Commission on March 31, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1164345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11465 Sunset Hills Road, Suite 510 Reston, Virginia 20910
(Address of Principal Executive Offices)

2004 LONG-TERM INCENTIVE COMPENSATION PLAN 2004 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Bruce Labovitz Chief Financial Officer Comstock Homebuilding Companies, Inc. 11465 Sunset Hills Road, Suite 510 Reston, Virginia 20910
(Name and address of agent for service)

(703) 883-1700
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Class A Common Stock, $.01 par value	1,274,242 shares	(2)	$21.85	(4)	$27,842,187.70	(4)	$3,277.03	(4)
Class A Common Stock, $.01 par value	200,000 shares	(3)	$21.85	(4)	$4,370,000	(4)	$514.35	(4)
Total	1,474,242 shares				$32,212,187.70		$3,791.38

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement shall also cover such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)   Represents shares issuable upon the exercise of stock options, stock appreciation rights, restricted and deferred stock, dividend equivalents, bonus stock or other stock-based awards granted or to be granted under the Comstock Homebuilding Companies, Inc. 2004 Long-Term Incentive Compensation Plan.

(3)   Represents shares issuable under the Comstock Homebuilding Companies, Inc. 2004 Employee Stock Purchase Plan.

(4)   Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Company’s Class A common stock on the Nasdaq National Market on March 28, 2005.

Explanatory Note

This Registration Statement is intended to register a total of 1,474,242 shares of the Class A common stock, par value $.01 per share, to be issued by Comstock Homebuilding Companies, Inc., a Delaware corporation (the “Company”), under the Comstock Homebuilding Companies, Inc. 2004 Long-Term Incentive Compensation Plan and the Comstock Homebuilding Companies, Inc. 2004 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*              The information required by Items 1 and 2 of Part I is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act, and the introductory Note to Part I of Form S-8.  The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act.  Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows the Company to “incorporate by reference” the information the Company files with it, which means the Company can disclose important information to you by referring you to those documents.  The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus.  The most recent information that the Company files with the Commission automatically updates and supersedes more dated information.  The Company has previously filed the following documents with the Commission and is incorporating them by reference into this prospectus:

•             The Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 31, 2004;

•             The Current Reports on Form 8-K filed on February 7, 2005, March 1, 2005 and March 4, 2005; and

•             The description of the Company’s Class A common stock contained in the Registration Statement on Form 8-A dated December 10, 2004, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to filing a post-effective amendment that indicates all the shares of the Class A common stock offered have been sold, or that deregisters all shares of Class A common stock then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing of those documents.  The information contained in any such documents will automatically update and supercede any information previously incorporated by reference into this Registration Statement.  Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Greenberg Traurig, LLP has provided the Company with an opinion relating to the legality of the Class A common stock being offered by this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, associate or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, associate or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Article VI of the Company’s certificate of incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Article VII of the Company’s certificate of incorporation also provides that the Company shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Reference is made to Section 8 of the underwriting agreement, filed as Exhibit 1.1 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1, filed on December 7, 2004, pursuant to which the underwriters of the Company’s initial public offering agreed to indemnify officers and directors of the Company against certain liabilities under the Securities Act.

The Company may enter into indemnification agreements with each of its directors and certain of its officers.  Pursuant to such agreements, the Company may be obligated, to the extent permitted by applicable law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

The Company maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for the Company with respect to any payments which it becomes obligated to make to such persons under the foregoing charter and statutory provisions.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1           Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

4.2           Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

4.3           The description of the Company’s Class A common stock contained in the Registration Statement on Form 8-A, dated December 10, 2004, filed pursuant to Section 12 of the Exchange Act.

4.4           2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit 10.12 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 7, 2004 (No. 333-118193).

4.5           Form of Non-Qualified Stock Option Agreement under the 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit 10.13 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 7, 2004 (No. 333-118193).

4.6           Form of Restricted Stock Grant Agreement under the 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

4.7           2004 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 7, 2004 (No. 333-118193).

5.1           Opinion of Greenberg Traurig, LLP regarding legality (filed herewith).

23.1         Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2         Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 hereto).

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company’s certificate of incorporation or the Company’s bylaws, or otherwise, the registrant has been advised that in the opinion of the

Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Virginia, on this 31st day of March, 2005.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of March   , 2005 in the capacities indicated.

Signature	Title

/s/ Christopher Clemente	Chairman of the Board of Directors	March 31, 2005
Christopher Clemente	and Chief Executive Officer
(Principal Executive Officer)

/s/ Gregory V. Benson	President, Chief Operating Officer	March 31, 2005
Gregory V. Benson	and Director

/s/ Bruce J. Labovitz	Chief Financial Officer (Principal	March 31, 2005
Bruce J. Labovitz	Financial Officer)

/s/ Jason Parikh	Chief Accounting Officer (Principal	March 31, 2005
Jason Parikh	Accounting Officer)

/s/ Bruce J. Labovitz	Director	March 31, 2005
A. Clayton Perfall*

/s/ Bruce J. Labovitz	Director	March 31, 2005
David M. Guernsey*

/s/ Bruce J. Labovitz	Director	March 31, 2005
James A. MacCutcheon*

/s/ Bruce J. Labovitz	Director	March 31, 2005
Gary L. Martin*

*Each person whose signature appears herein constitutes and appoints Bruce Labovitz or Jubal Thompson his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments and documents related thereto, and to file the same and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do and seek to be done by virtue hereof.

EXHIBIT INDEX

4.1           Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

4.2           Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

4.3           The description of the Company’s Class A common stock contained in the Registration Statement on Form 8-A, dated December 10, 2004, filed pursuant to Section 12 of the Exchange Act.

4.4           2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit 10.12 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 7, 2004 (No. 333-118193).

4.5           Form of Non-Qualified Stock Option Agreement under the 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit 10.13 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 7, 2004 (No. 333-118193).

4.6           Form of Restricted Stock Grant Agreement under the 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

4.7           2004 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 7, 2004 (No. 333-118193).

5.1           Opinion of Greenberg Traurig, LLP regarding legality (filed herewith).

23.1         Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2         Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 hereto).